Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of I.D. Systems, Inc. on Form S-8 (Nos. 333-87973, 333-134142, 333-134138 and 333-144709) and on Form S-3 (No. 333-116144) of our report dated March 29, 2011 with respect to our audits of the consolidated balance sheets of I.D. Systems, Inc. as of December 31, 2009 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, cash flows and schedule for each of the years in the three-year period ended December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of I.D. Systems, Inc. Our report on the consolidated financial statements includes an explanatory paragraph regarding the Company’s adoption of accounting guidance related to business combinations effective for business combinations entered into on or after January 1, 2009.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-3 (Registration No. 333-116144).

/s/ EisnerAmper LLP

New York, New York
March 29, 2011